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                                                                   EXHIBIT 4.10


WHEN RECORDED, MAIL TO:

________________________________
SQUIRE, SANDERS & DEMPSEY
Two Renaissance Square
40 North Central Avenue, Suite 2700
Phoenix, Arizona 85004


                         MORTGAGE, SECURITY AGREEMENT,
               ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING


         THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING ("Mortgage") is made as of the ___ day of ______, 19__, by and between ___________________________, a _________ limited partnership
("Company"), the address of which is _________________________________________, and NATIONAL TENANT FINANCE CORPORATION, a Delaware corporation ("Mortgagee"), the address of which is 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004.

         FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited, the receipt of which is hereby acknowledged, Company does hereby irrevocably GIVE, GRANT, BARGAIN, SELL AND CONFIRM unto Mortgagee, its successors and assigns, all of the following described estate, property and interest of Company now or hereafter acquired, together with all cash and noncash proceeds thereof, which may be referred to herein as the "Mortgaged Estate":

                    Property, Rents and Derivative Interests

         The real property located in the City of ____________, County of _________, State of _________ , described on Exhibit A attached hereto and by this reference incorporated herein ("Property"), which Property presently consists of the land described on Exhibit A; all leases (including, without limitation, the hereinafter defined Lease), rents, revenues, issues, profits, royalties, income and other benefits derived from the Property and the Improvements, as defined below (collectively, "Rents") and the present and continuing right to make claim for and collect Rents; all estate, right, title and interest of Company in and to all leases or subleases covering the Property and the Improvements or any portion thereof now or hereafter existing or entered into, including, without limitation, all cash or security deposits, advance rentals and deposits or payments of similar nature; and any greater estate in the Property owned or hereafter acquired; all interests, estate or other claims, both in law and in equity, which Company now has or may hereafter acquire in the Property; all easements, rights-of-way, privileges and rights used in connection therewith or as a means of access thereto, and all tenements, hereditaments and appurtenances thereof and thereto, and all water rights and shares of stock evidencing the same; all minerals and





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mineral rights on, under or related to the Property; all right, title and interest of Company, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Property and any and all streets, ways, sidewalks, alleys and strips and gores or land adjacent to or used in connection with the Property;

                                  Improvements

         Any and all buildings and improvements now or hereafter erected on the Property, including, but not limited to, the fixtures, attachments, appliances, equipment, machinery, and other articles attached to such buildings and improvements and owned by Company ("Improvements");

                               Personal Property

         All right, title and interest of Company in and to all tangible personal property now owned or hereafter acquired by Company and now or at any time hereafter located on or at the Property or used solely in connection therewith, including, but not limited to: all building materials stored on the Property, goods, machinery, tools, equipment (including fire sprinklers and alarm systems, air conditioning, heating and refrigerating equipment, equipment for electronic monitoring, entertainment, recreation, window or structural cleaning, maintenance, exclusion of vermin or insects, removal of dust, refuse or garbage and all other equipment of every kind), lobby and all other indoor and outdoor furniture (including tables, chairs, planters, desks, sofas, shelves, lockers and cabinets), wall beds, wall safes, furnishings, appliances (including dishwashers, garbage disposal units, refrigerators, fans, heaters, stoves, water heaters and incinerators), inventory, rugs, carpets and other floor coverings, draperies and drapery rods and brackets, awnings, window shades, venetian blinds, curtains, lamps, chandeliers and other lighting fixtures and maintenance and other supplies, other than such property owned by tenants of Company ("Personal Property");

                                  Intangibles

         All of Company's interest in all existing and future accounts, contract rights, general intangibles, files, books of account, agreements, permits, licenses, plans and specifications, drawings, warranties, guarantees and certificates necessary or desirable in connection with the acquisition, ownership, leasing, construction, operation, servicing or management of the Mortgaged Estate, whether now existing or entered into or obtained after the date hereof; the nonexclusive use of all existing and future names under or by which the Mortgaged Estate or any portion thereof may at any time be operated or known, all rights to carry on business under any such names or any variant thereof, and all existing and future telephone numbers and listings, advertising and marketing materials, trademarks and goodwill in any way relating to the Mortgaged Estate or any portion thereof ("Intangibles"),





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specifically excluding therefrom any of the foregoing to the extent they are the property of the Tenant (as defined hereafter); and

                               Claims and Awards

         All the estate, interest, right, title, other claim or demand, including claims or demands with respect to the proceeds of insurance in effect with respect thereto, which Company now has or may hereafter acquire in the Mortgaged Estate, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Mortgaged Estate, including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages, which property shall be subject to the provisions hereof to the extent not inconsistent with the terms of the Lease.

         TO HAVE AND HOLD the above granted and bargained Mortgaged Estate with the privileges and appurtenances thereof, unto it, the said Mortgagee, its successors and assigns forever, to its and their own proper use and behoof.

         AND FURTHERMORE, Company does by these presents bind itself, its administrators and its successors and assigns forever to WARRANT AND DEFEND the above granted and bargained Mortgaged Estate to Mortgagee, its successors and assigns, against all claims and demands whatsoever, subject only to the "Permitted Encumbrances" set forth in Exhibit B attached hereto.

         THIS MORTGAGE SHALL SECURE THE FOLLOWING INDEBTEDNESS AND OBLIGATIONS:

                 (i) Payment of indebtedness (and the interest and premium, if any, thereon) evidenced by the Promissory Note[s] ([a] cop[y][ies] of which is [are] attached hereto as Exhibit C) dated _________ , 19__ executed by Company and payable to the order of Mortgagee and all replacements, renewals, amendments, extensions, substitutions and modifications thereof in the aggregate principal amount of $__________ ("Note[s]"), bearing interest and being payable as provided therein;

                 (ii) Payment and performance of all of the obligations of Company to Mortgagee pursuant to the terms of the Loan Agreement ("Loan Agreement") dated as of ______ 19__ between the Company and the Mortgagee, relating to the indebtedness evidenced by the Note[s], and the other Loan Documents (as defined in the Loan Agreement);

                 (iii) Payment of all other indebtedness (including, without limitation, the Make-Whole Premium) [pari passu] and performance of all other obligations and covenants of Company contained in the Note[s], the Loan Agreement and any of the other Loan Documents;





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                 (iv)     Payment of all other sums, with interest thereon,
which may hereafter be owed by Company or its successors or assigns pursuant to the Note[s], the Loan Agreement, this Mortgage, the Hazardous Materials Indemnity Agreement (as defined in Section 1.22), or any of the other Loan Documents to Mortgagee or its successors or assigns; and

                 (v) Payment of all future advances by Mortgagee including any and all advances by Mortgagee to protect or preserve the Mortgaged Estate.

         The indebtedness and the obligations secured by this Mortgage which are described in (i) through (v) above may be referred to herein as the "Secured Obligations."

         [This Mortgage has been executed to secure present and future obligations. The amount of principal obligations secured by this Mortgage is $__________ and this Mortgage is on the condition that Company is indebted to Mortgagee in the principal amount of ___________________________ Dollars ($__________), (which together with accrued interest thereon, and the Make-Whole Premium described in the Loan Agreement, the pertinent part of which is attached hereto as Exhibit D may aggregate up to ___________________________ Dollars ($________)), such sum evidenced by the Note[s] and the Loan Agreement, with interest at the rate or rates therein provided, principal, premium, if any, and interest being payable as therein provided, and all amounts remaining unpaid thereon being finally due and payable on _______________, ____.]

         [The Improvements on the Property are in the process of construction or to be erected. The Mortgagee has agreed to make the Loan (as defined in the Loan Agreement) described in the Loan Agreement (as defined hereafter) by advancing the Loan Amount (as defined in the Loan Agreement) as a single advance to the Company pursuant to the Construction Fund Disbursement Agreement-Improvements [and Construction Fund Disbursement Agreement-Common Area] ([individually] "Construction Fund Disbursement Agreement" [and, collectively, "Construction Fund Disbursement Agreements]), dated as of even date herewith among Company, Mortgagee, _____________, a ________ corporation ("Tenant"), Kmart Corporation ("Guarantor"), a Michigan corporation, the Construction Monitor named therein, [and] the Escrow Agent [and certain other Tenants] named therein. Pursuant to the Construction Fund Disbursement Agreement-Improvements [and the Construction Fund Disbursement Agreement-Common Area], the portion of the Loan Amount thereto will be disbursed with the approval of Tenant [or Tenants, as applicable] as the work progresses, the time and amount of each advancement to be subject to the approval of the Tenant and Guarantor so that when all of the work on the Property shall have been completed to the satisfaction of Tenant and Guarantor the portion of the Loan Amount held pursuant to the Construction Fund Disbursement Agreement-Improvements [and the Construction Fund Disbursement Agreement-Common Area] shall be advanced in full to or for the benefit of the Company. The Company shall complete the





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construction and erection of the Improvements on the Property [and Common Area,
as applicable] to the satisfaction of Mortgagee, Tenant and Guarantor pursuant to the terms of the Loan Agreement and the Construction Fund Disbursement Agreements, respectively.]

         This Mortgage, the Note[s], the Loan Agreement and any other instrument given to evidence or further secure the payment and performance of any of the several of the Secured Obligations are hereafter referred to as the "Loan Documents."

         This Mortgage is the Mortgage referred to in the Loan Agreement and in the case of any conflict between any term or condition of this Mortgage and any term or condition of the Loan Agreement, then the terms and conditions of this Mortgage shall control with respect to the Mortgaged Estate. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

                                   ARTICLE I

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                           AND AGREEMENTS OF COMPANY

         Company hereby represents, warrants, covenants and agrees:

         Section 1.01. Payment of Secured Obligations. Company hereby grants this Mortgage to secure the payment and performance when due of the Secured Obligations. The consideration received by Company to execute and deliver this Mortgage and the liens and security interests created herein are sufficient and will provide a direct economic benefit to Company.

         Section 1.02. Title of Company. Company has, subject to Permitted Encumbrances set forth in Exhibit B hereto, in its own right, good, marketable and indefeasible title in fee simple to the Property and Improvements and good, marketable title to the Personal Property and Intangibles, which are free from encumbrance, other than Permitted Encumbrances and has full right to make this Mortgage, provided, however, that Mortgagee hereby acknowledges that the Property is subject to a lease ("Lease") between the Tenant and the Company and described in the Loan Agreement.

         Section 1.03. Capital Improvements. Company shall not make any expenditures in excess of $________ for Improvements on the Property without the prior written approval of Mortgagee (except such expenditures as are required or permitted by the Lease or by laws, ordinances and regulations or as otherwise required under the Loan Agreement and except such expenditures for repair, replacement and restoration of the Improvements after a casualty or exercise of eminent domain, which approval shall not be unreasonably withheld.

         Section 1.04. Maintenance, Repair, Alterations. Subject to the terms of the Lease, and the rights and obligations of the Tenant under



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the Lease, Company shall: (i) keep the Mortgaged Estate in good and safe condition and repair, subject to reasonable and ordinary wear and tear, casualty loss, acts of God and takings by eminent domain; and not remove, demolish or substantially alter (except such alterations as may be required by laws, ordinances or regulations) any of the Improvements; (ii) complete promptly and in a good and workmanlike manner any building or other improvement which may be constructed on the Property (subject to Mortgagee's approval, as provided in Section 1.03 where applicable) and promptly (subject to delays caused by act of God, strike, labor dispute, boycott, governmental restrictions, riot, insurrection, war, catastrophe, act of the public enemy or any other condition over which Company has no control ("Force Majeure")) restore in like manner any Improvement which may be damaged or destroyed thereon (regardless of the amount or sufficiency of any insurance proceeds), subject to the provisions of Section 1.07, and pay when due all claims for labor performed and materials furnished therefor, subject to Company's right to contest such claims as hereinafter set forth; (iii) maintain compliance with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Mortgaged Estate or any part thereof or requiring any alterations or improvements, subject to Company's right to contest such claims as hereinafter set forth; and not commit or permit any waste or deterioration of the Mortgaged Estate subject to reasonable wear and tear, casualty loss and acts of God; (iv) keep and maintain abutting grounds (if owned by Mortgagor or Affiliate), sidewalks, roads, parking and landscape areas in good and neat order and repair; and (v) take reasonable steps to prevent the continuation of any material violation of any law, ordinance or regulation upon the Mortgaged Estate of which Company has actual knowledge. Company's obligations with respect to payment of claims for labor and materials and compliance with certain laws, regulations and ordinances as set forth in subparagraphs (ii) and (iii) above are subject to the right of Company, before any delinquency occurs, to contest or object to the amount or validity of any claim or obligation by appropriate legal proceedings diligently conducted in good faith, without in any way relieving, modifying, or extending Company's covenant to pay or perform any such claim or obligation at the time and in the manner provided herein, provided, however, that (A) Company shall demonstrate to Mortgagee's satisfaction that the legal proceedings shall not result in the suspension of Company's operations at the Property and shall conclusively operate to prevent the forfeiture or sale of the Mortgaged Estate, or any part thereof, to satisfy such claim or obligation prior to final determination of such proceedings and Company shall furnish a good and sufficient bond or surety required by law or as reasonably requested by and satisfactory to Mortgagee so as to prevent any lien rights created thereby from becoming a lien senior in priority to the priority of this Mortgage; or (B) Company shall have provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of such proceedings so as to prevent any lien





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rights created thereby from becoming a lien senior in priority to the priority of this Mortgage.

         Section 1.05.  Required Insurance.   Company shall cause to be
provided, maintained and kept at all times in force the types and amounts of insurance relating to the Mortgaged Estate required by the Lease and the Loan Agreement (which such provisions set forth in Section 9.9 thereof shall be incorporated herein by reference) and the proceeds of any such insurance shall be payable and applied in the manner provided in the Lease and the Loan Agreement.

         Section 1.06. Assignment of Policies Upon Foreclosure. In the event of the foreclosure of this Mortgage, or other transfer of title to the Mortgaged Estate by deed in lieu of foreclosure or other conveyance deed, the purchaser of the Mortgaged Estate, or any part thereof, shall succeed to all of Company's rights, including any rights to unexpired insurance and unearned or returnable premiums, in and to all insurance policies required by the Lease and the Loan Agreement (other than any liability policy, if applicable), subject to limitations on assignment of blanket policies, and limited to such rights as relate to the Mortgaged Estate or such part thereof and limited further by the rights of Tenant under the Lease. If Mortgagee acquires title to the Mortgaged Estate, or any part thereof, in any manner, it shall thereupon (as between Company and Mortgagee) become the sole and absolute owner of the insurance policies, and all proceeds payable thereunder with respect to the Mortgaged Estate with the sole right to collect and retain all unearned or returnable premiums thereon with respect to the Mortgaged Estate, or such part thereof, if any, subject to the rights of Tenant under the Lease.

         Section 1.07.  Indemnification; Subrogation; Waiver of Offset.

                 (a) If Mortgagee is made a party defendant to any litigation commenced by third parties concerning this Mortgage or the Mortgaged Estate or any part thereof or interest therein, or the occupancy thereof by Company, then Company shall indemnify, defend (with counsel chosen by Company and reasonably acceptable to Mortgagee) and hold Mortgagee harmless from all liability by reason of such litigation, including all reasonable attorneys' fees and expenses incurred by Mortgagee in any such litigation, whether or not any such litigation is prosecuted to judgment. If Company shall fail to defend Mortgagee in any such action or proceeding, Mortgagee may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment, Company shall pay all reasonable attorneys' fees and expenses incurred by Mortgagee. In any event Mortgagee may, at its option, participate in any such action or proceeding at its sole cost and expense where Company meets its obligations to Mortgagee hereunder.

                 (b) Company waives any and all right to claim or recover against Mortgagee, its officers, employees, agents or





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representatives, for loss of or damage to Company, the Mortgaged Estate,
Company's property or the property of others under Company's control from any cause insured against or required to be insured against by the provisions of this Mortgage to the extent so insured.

                 (c) All sums payable by Company hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the Secured Obligations of Company hereunder shall in no way be released, discharged or otherwise affected by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Mortgaged Estate or any part thereof;
(ii) any restriction or prevention of or interference with any use of the Mortgaged Estate or any part thereof; (iii) any title defect or encumbrance or any eviction from the Land or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Company or the Tenant, or any action taken with respect to this Mortgage by any trustee or receiver of Company, the Tenant or by any court, in any such proceeding; or (v) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Company shall have notice or knowledge of any of the foregoing. To the extent permitted by law, Company waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any Secured Obligation.

           Section 1.08.    Taxes and Impositions.

                 (a)    Subject to paragraphs (d) and (e) of this Section
1.08, Company agrees to pay or cause Tenant to pay, prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, and other governmental and nongovernmental changes of like nature, which are assessed or imposed upon the Mortgaged Estate, or become due and payable, and which create, may create or appear to create a lien upon the Mortgaged Estate, or any part thereof, or upon any Personal Property, equipment or other facility used in the operation or maintenance thereof (collectively, "Impositions"); provided, however, that if, by law, any such Imposition which is not then delinquent is payable, or may at the option of the taxpayer be paid, in installments, Company may pay the same together with any accrued interest on the unpaid balance of such Imposition in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

                 (b) If at any time after the date hereof there shall be assessed or imposed (i) a tax or assessment on the Mortgaged Estate in lieu of or in addition to the Impositions payable by Company pursuant to subparagraph
(a) hereof, or (ii) a license fee or a tax or assessment imposed on Mortgagee and measured by





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or based in whole or in part upon the amount of the outstanding Secured
Obligations, then all such taxes, assessments or fees, to the extent assessed or imposed on the basis described herein shall be deemed to be included within the term "Impositions" as defined in subparagraph (a) hereof, and Company shall pay and discharge the same as herein provided with respect to the payment of Impositions, provided, however, Company shall have no liability for payment of any taxes or assessments based upon the income or operations of Mortgagee. In addition to the other remedies of Mortgagee under Article V of this Mortgage, at the option of Mortgagee, all Secured Obligations, together with all accrued interest thereon, shall become due and payable without premium 60 days after Company receives written notice thereof in the event that Company shall not be permitted to pay such fees, taxes or assessments on behalf of Mortgagee.

                 (c)    Subject to the provisions of subparagraph (d) of this
Section 1.08, Company covenants to furnish Mortgagee within fifteen (15) days after the earlier of (i) the last date when payable without interest or other penalty of each Imposition and (ii) receipt thereof by Company, official receipts of the appropriate taxing authority, or other proof satisfactory to Mortgagee, evidencing the payment thereof.

                 (d) Subject to the applicable state law provisions, Company shall have the right before any delinquency occurs to (i) contest or object to the amount or validity of any Imposition, or (ii) defer the payment of any Imposition, by appropriate legal proceedings diligently conducted in good faith, but this shall not be deemed or construed in any way as relieving, modifying, or extending Company's covenant to pay any such Imposition at the time and in the manner provided in this Section 1.08, unless Company has given prior written notice to Mortgagee of Company's intent to so contest or object to an Imposition, and unless, at Mortgagee's sole option, (i) Company shall demonstrate to Mortgagee's satisfaction that the legal proceedings shall not result in the suspension of Company's operations at the Property nor shall the priority of the lien hereof be impaired and shall conclusively operate to prevent the sale of the Mortgaged Estate, or any part thereof, to satisfy such proceedings and Company shall furnish a good and sufficient bond or surety as requested by and satisfactory to Mortgagee; or (ii) Company shall have provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of such proceedings and to prevent impairment of the lien hereof. Company shall promptly pay any Imposition due at the conclusion of any such proceeding.

                 (e) If Company fails to (i) pay in full all Impositions in accordance with the provisions of this Section 1.08; or (ii) deposit with Mortgagee sums sufficient to fully pay such Impositions before delinquency thereof, Mortgagee may, at Mortgagee's election, but without any obligation so to do, and without releasing Company from its obligation to do so, advance any amounts required to make up the deficiency, which advances, if any,





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shall be secured hereby and shall be repayable to Mortgagee as herein elsewhere provided.

                 (f) Company shall not initiate and shall use its best efforts to prevent Tenant or any other party from, initiating the joint assessment of the real and personal property, or any other procedure whereby the lien of the real property taxes and the lien of the personal property taxes shall be assessed, levied or charged to the Mortgaged Estate as a single lien.

                 (g) If requested by Mortgagee, Company shall cause to be furnished to Mortgagee, at Company's expense, a tax reporting service covering the Mortgaged Estate of a type and duration and with a company satisfactory to Mortgagee if available.

                 (h) The failure of Company to pay any taxes or assessments assessed against the Mortgaged Estate, or any installment thereof, or any premiums payable with respect to any insurance policy covering the Mortgaged Estate, shall constitute waste for purposes of this Mortgage, but shall not constitute waste for purposes of Section 11.1(f) of the Loan Agreement. Company further hereby consents to the appointment of a receiver, should Mortgagee elect to seek such relief hereunder.

         Section 1.09. Utilities. Except to the extent actually paid by Tenant pursuant to the Lease, Company shall pay before delinquent all utility charges which are incurred for the benefit of the Mortgaged Estate or which may become a charge or lien against the Mortgaged Estate for gas, electricity, water or sewer or other utility services furnished to the Mortgaged Estate.

         Section 1.10. Actions Affecting Mortgaged Estate. Company shall appear in and contest any action or proceeding purporting to affect the title of Company in the Mortgaged Estate or security hereof or the rights or powers of Mortgagee; and Company shall pay all costs and expenses, including cost of evidence of title and attorneys' fees and disbursements, in any such action or proceeding in which Mortgagee may appear.

         Section 1.11. Actions by Mortgagee to Preserve Mortgaged Estate. Should Company or Tenant fail to make any payment or perform any acts as and in the manner provided in this Mortgage or the Lease, Mortgagee, in its reasonable judgment, without obligation to do so and without releasing Company from any of the Secured Obligations and with or without the declaration of an Event of Default (as hereinafter defined), may, upon reasonable notice to Company and to Tenant (provided, however, no such notice shall be necessary in the event of an emergency), make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. In connection therewith (without limiting its general powers), Mortgagee shall have and is hereby given the right, but not the obligation to: (i) make additions, alterations, repairs and improvements to the Mortgaged Estate which it may consider necessary or proper to keep the Mortgaged Estate in





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good condition and repair; (ii) appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Mortgagee; (iii) pay, purchase, contest or compromise any Imposition, encumbrance, claim, charge, lien or debt which in the judgment of Mortgagee may affect or appears to affect the Mortgaged Estate or the security of this Mortgage; (iv) pay such insurance premiums and charges as are necessary to keep any insurance required under any of the Loan Documents in full force and effect; (v) cure any default in the performance of Company's obligations under the Lease; and (vi) in exercising such powers, pay necessary expenses, including employment of counsel or other necessary or desirable consultants. Company shall immediately upon demand therefor by Mortgagee pay all costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing rights, including without limitation costs of evidence of title, court costs, appraisals, surveys and reasonable attorneys' fees and disbursements and interest on the foregoing at the Overdue Rate (as defined in the Note[s]).

         Section 1.12. Survival of Warranties. Company shall fully and faithfully satisfy and perform the Secured Obligations and will diligently enforce the terms of the Lease and Lease Guaranty. All covenants of Company contained herein or in any other Loan Document, shall remain continuing covenants of Company during any time when any portion of the Secured Obligations remain outstanding. All indemnities made by Company hereunder, including, without limitation, the Hazardous Materials Indemnity, shall remain continuing covenants of Company and shall survive payment or satisfaction of the Secured Obligations.

         Section 1.13. Eminent Domain. Should the Mortgaged Estate, or any part thereof or interest therein, be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner
("Condemnation"), or should Company receive any notice or other information regarding such proceeding, Company shall give immediate written notice thereof to Mortgagee. Mortgagee may participate in any such Condemnation proceedings, and Company shall, at Company's sole cost and expense, from time to time deliver to Mortgagee all instruments requested by Mortgagee to permit such participation. Company shall, at its expense, diligently prosecute any such proceedings and shall consult with Mortgagee and its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. At any time while the Lease is in effect, any proceeds of Condemnation awards or proceeds of sale in lieu of Condemnation shall be paid and applied as provided in the Lease, and such proceeds until so applied shall remain subject to the lien and security interest created by this Mortgage, provided, however, that any such Condemnation proceeds paid to the Mortgagee pursuant to the Lease shall be applied by Mortgagee to the prepayment of the Note[s] required pursuant to Section 3.3 of the Loan Agreement. If the Lease is not in effect the Condemnation proceeds shall be paid to the Mortagee and applied by Mortgagee to the prepayment of the Notes[s] first to accrued and unpaid interest thereon, second to Make-Whole Premium and then to unpaid principal.





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         Subject to the rights of Tenant under the Lease, Company hereby assigns and transfers to Mortgagee, and agrees, at Mortgagee's request, to execute such further assignments of, all such proceeds, judgments, decrees and awards as Mortgagee may request. At any time when an Event of Default exists hereunder and is continuing, Mortgagee is hereby authorized, in the name of Company, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award. Mortgagee shall not be, in any event or circumstance, liable or responsible for failure to collect or exercise diligence in the collection of any proceeds, judgments, decrees or awards.

         Section 1.14. Additional Security. In the event Mortgagee at any time holds additional security for any of the Secured Obligations, it may, upon the occurrence of an Event of Default enforce the sale thereof or otherwise realize upon the same, at its option, either before, concurrently with or after any sale is made hereunder.

         Section 1.15. Successors and Assigns. This Mortgage applies to, inures to the benefit of and binds all parties hereto, and their heirs, legatees, devisees, administrators, executors, successors and assigns. The covenants and agreements of Company contained herein shall apply to and be binding upon any successor owner of the Mortgaged Estate or any part thereof, except as otherwise expressly provided herein.

         Section 1.16. Inspections. Subject to the terms of the Lease, Mortgagee, or its agents, representatives or workmen, are authorized to enter at any reasonable time, and upon three (3) days prior notice (provided, however, no such notice shall be necessary in the event of an emergency), upon or in any part of the Mortgaged Estate for the purpose of inspecting the same and all books, records and documents of Company relating thereto, and for the purpose of performing any of the acts it is authorized to perform under the terms of any of the Loan Documents.

         Section 1.17. Liens. Company shall pay and discharge or cause the Tenant to pay and discharge within 30 days of receipt of notice of same, at its sole cost and expense, all liens, encumbrances and charges upon the Mortgaged Estate, or any part thereof or interest therein, from and after the date hereof, other than Permitted Encumbrances and encumbrances permitted pursuant to Section 6.09 hereof. Company and the Tenant shall have the right to contest in good faith the validity of any such lien, encumbrance or charge, provided Company or Tenant shall first record or deposit with Mortgagee a bond or other security required by law or satisfactory to Mortgagee in such amounts as Mortgagee shall require but not more than _____% of the amount of the claim plus costs (including reasonable attorneys' fees and disbursements) and interest, or, provide Mortgagee with an endorsement to the Title Policy (as defined in the Loan Agreement) insuring Mortgagee either that the lien and security interests created pursuant to this Mortgage are, and shall continue to be, first and prior to any such lien, encumbrance or charge, or against any loss incurred or which may be incurred if such lien and security interests are not first and prior to any such lien, encumbrance or charge. If Company shall fail so to discharge or contest any such lien, encumbrance or charge, then, in addition to any other right or remedy of Mortgagee, Mortgagee may, but shall not be obligated to, discharge the same, either, by paying the amount claimed to be due, or by procuring the discharge of such lien, either, by depositing in court a bond in the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law. Any cost incurred by Mortgagee in connection with any such payment or discharge, together with interest thereon at the Overdue Rate as defined in the Note[s], shall be secured hereby and shall be immediately due and payable upon demand.

         Section 1.18. Restrictions Affecting Title. Company shall perform before delinquent all obligations required to be performed by Company by the provisions of any agreement affecting title to the Mortgaged Estate, and shall diligently enforce all terms and provisions of the Lease relating to similar obligations of the Tenant.

         Section 1.19. Further Assurances. Company shall take all action and do all things which it is authorized by law to take and do, and cooperate with Mortgagee, as Mortgagee deems necessary or desirable, to insure the release of all encumbrances against the Mortgaged Estate, except Permitted Encumbrances.

         So long as any Secured Obligation shall remain unpaid, Company shall execute, acknowledge, where appropriate, and deliver from time to time promptly at the request of Mortgagee all such instruments and documents as in the reasonable opinion of Mortgagee are necessary or desirable to (i) preserve the first priority lien created by this Mortgage, subject to the Permitted Encumbrances and (ii) protect and preserve Mortgagee's rights under the Loan Documents.

         Section 1.20. Performance of Covenants. Company shall faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in the Loan Documents and in all of the proceedings pertaining to this Mortgage.

         Section 1.21. No Default Under Lease. To Company's knowledge, no default currently exists under the Lease. Company shall notify Mortgagee promptly in writing of any default by any party in the performance or observance of any covenants, undertakings, stipulations or provisions contained in the Lease, of which Company becomes aware, and will provide Mortgagee with copies of any notice of default under the Lease received or given by Company.

         Section 1.22. Rules, Regulations, Environmental Laws. Company represents, warrants and covenants that:

                 (i) the location, construction, occupancy, operation and use of the Mortgaged Estate do and will not violate in any material manner any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Mortgaged Estate, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health laws and regulations, other than environmental laws which are the subject of the Hazardous Materials Indemnity Agreement hereinafter referred to (collectively, "Applicable Regulations"), the violation of which (either individually or in the aggregate) would have a Material Adverse Effect (as defined in Section 6.14);

                 (ii) the Mortgaged Estate is not the subject of any existing, pending and served or, to the Company's actual knowledge, threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Regulations;

                 (iii) the Company has obtained all permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Mortgaged Estate required by all Applicable Regulations;

                 (iv) to Company's knowledge, the Improvements do not contain asbestos, ureaformaldehyde foam insulation or any other chemical, material or substance exposure to which may or could pose a health hazard, whether or not the substance is prohibited, limited or regulated by any governmental authority;

                 (v) the use which Company makes or intends to make of the Mortgaged Estate will not result in the manufacturing, treatment, refining, transportation, generation, storage, disposal or other release or presence of any petroleum or petroleum byproducts, any hazardous material or solid waste on or to the Mortgaged Estate in a manner which violates Applicable Regulations. As used in this Mortgage, the terms "hazardous material" and "release" shall have the meanings specified in Section 2 of the Loan Agreement; provided that, to the extent that the laws of the state where the Mortgaged Estate is located establish a meaning for "hazardous material" or "release," which is broader than that specified in the Loan Agreement, such broader meaning shall apply;

                 (vi) Company agrees to notify Mortgagee promptly of any violation or alleged violation of any Applicable Regulations of which Company becomes aware;

                 (vii) Company agrees to indemnify and hold harmless Mortgagee in the manner provided in the Hazardous Materials Indemnity Agreement ("Hazardous Materials Indemnity Agreement") in the form attached hereto as Exhibit E and made a part hereof; and

                 (viii) Company has provided a Phase I environmental assessment to Mortgagee in connection with the Property. At any time while an Event of Default has occurred and is continuing, or at any time Mortgagee reasonably believes the Property may be subject to some environmental risk or problem, Company shall, upon request by Mortgagee, cause one or more supplemental environmental assessments to be performed at Company's expense and if Company fails to cause such audit or audits to be performed promptly upon request by Mortgagee, then Mortgagee may, but shall not be obligated to, cause such audit or audits to be performed and the cost thereof shall become a part of the Secured Obligations.

         Section 1.23. Organization; Due Authorization. Company is a limited partnership duly organized and validly existing under the Laws of the State of _________ and has the full power, authority and legal right to carry on the business conducted by it and to engage in the transactions contemplated by the Loan Documents to which it is a party. The execution and delivery of the Loan Documents to which it is a party and the performance and observance of the provisions thereof have all been authorized by all necessary actions of Company. The general partner of the Company is a corporation, duly organized, validly existing and in good standing under the Laws of the State of _________ and has the full power, authority and legal right to carry on its business and act on behalf of Company. The principal place of business and chief executive office of the Company is located in the State of _________ .

         Section 1.24.  Liabilities; Compliance with Other Instruments.
Company has no liabilities except those hereunder, those incurred in connection with the acquisition of the Property and the construction and development and leasing of the Improvements and those otherwise contemplated or permitted by this Mortgage and the other Loan Documents to which it is a party, none of which are delinquent. Company is not in default (i) in the payment of any taxes levied or assessed against it or its assets, (ii) under any applicable statute, rule, order or regulation of any governmental authority, (iii) under any provision of this Mortgage or any of the other Loan Documents to which it is a party or (iv) under any other agreement to which it is a party or by which it or any of its properties are bound, which default under this clause (iv) (either individually or in the aggregate) would have a Material Adverse Effect (as defined in Section 6.14).

         Neither the execution and delivery of this Mortgage or any of the other Loan Documents to which Company is a party, nor the consummation of the transactions herein or therein contemplated nor compliance with the terms and provisions hereof or thereof, conflicts with or results or will result in a breach of any of the terms, conditions or provisions of the partnership agreement of Company, any law, order, rule, regulation, writ, injunction or decree of any court or governmental authority, or any agreement or instrument to which Company is a party or by which it or any of its properties are bound, or constitutes or will constitute a default thereunder, or results or will result in the creation or imposition of any lien of any nature whatsoever upon any of its property or assets pursuant to the terms of any such agreement or instrument except the liens created or permitted by the Loan Documents to which it is a party.

         Section 1.25. Enforceability. This Mortgage and each of the other Loan Documents to which Company is a party have been duly executed and delivered by Company and constitute valid and binding obligations of Company enforceable in accordance with their respective terms.

         Section 1.26. Pending Proceedings. There are no proceedings pending, served or, to the actual knowledge of Company threatened against or affecting Company in any court or before any governmental authority or arbitration board or tribunal and if any such proceedings are subsequently initiated or threatened then Company will promptly provide written notice to Mortgagee. To the best of its knowledge, Company is not in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

         Section 1.27. Transfer of Interests in Company or Mortgaged Estate. Except as provided in the Loan Agreement or Section 6.09 hereof, Company shall not, by operation of law or otherwise, sell, convey, alienate, transfer, mortgage, encumber or assign ownership or control of all or any part of the Mortgaged Estate or any interest, direct or indirect, therein or in Company or permit any of the foregoing to occur.

                                   ARTICLE II

                               MORTGAGEE'S POWERS

         At any time, or from time to time, without liability therefor, Mortgagee, without affecting the personal liability, if any, of any person for payment of the Secured Obligations or the effect of this Mortgage upon the remainder of the Mortgaged Estate, may from time to time without notice (i) release any part of the Mortgaged Estate, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement thereon, (iv) grant other indulgences, (v) take or release any other or additional security for any obligation herein mentioned, (vi) make compositions or other arrangements with debtors in relation thereto, or (vii) advance additional funds to protect the security hereof and pay or discharge the Secured Obligations of Company hereunder, and all amounts so advanced shall bear interest at the Overdue Rate defined in the Note[s] and, together with such interest, shall be secured hereby and shall be due and payable upon demand by Mortgagee.

                                  ARTICLE III

                    ASSIGNMENT OF RENTS, ISSUES AND PROFITS

         Section 3.01. Assignment of Rents. Subject to Section 6.15(b), Company hereby conveys, transfers and assigns to Mortgagee all rights, interests and privileges which Company, as Landlord, has and may have in the Lease, and all other agreements in the nature of leases, subleases, rental contracts, licenses, permits, franchises, concessions and other agreements relating to the use or occupancy of all or any part of the Mortgaged Estate whether now existing or hereafter arising as the Lease or such other agreements may have been or may from time-to-time be hereafter modified, extended and renewed, together with all rents, receipts, revenue, income, issues, royalties, profits and other benefits due or becoming due thereunder (collectively, "Rents"). If an Event of Default occurs, Mortgagee may, whether or not Mortgagee takes possession of the Mortgaged Estate, receive and collect or enforce the payment of the Rents personally or through a receiver at any time during the term hereof and during the pendency of any foreclosure proceedings and during any redemption period, and Company shall consent to a receiver or receivers if such are believed necessary or desirable by Mortgagee to enforce its rights under this Section 3.01. Company hereby appoints Mortgagee as its true and lawful attorney-in-fact (which appointment shall be deemed coupled with an interest and to be irrevocable) to collect the Rents subject to the terms of the Loan Agreement, to demand, receive and enforce payment, to give receipts, releases and satisfaction, and to sue, in the name of the Company or Mortgagee, for all Rents. In addition to and not in limitation of Mortgagee's right to collect and receive the Rents as provided above and notwithstanding anything to the contrary contained in this Section 3.01 or elsewhere in this Mortgage, pursuant to the terms of the Consent and Agreement dated _________, 19__ executed and delivered by the Tenant, Guarantor, Company, Mortgagee and Trustee (as hereinafter defined) contemporaneously herewith, all Annual Rental and certain of the Additional Rent (as defined in the Lease) and all other amounts payable by Tenant pursuant to the Lease are to be paid by Tenant directly to Trustee.

         Company, upon the occurrence of an Event of Default, hereby further authorizes Mortgagee, at its option, to (i) enter upon and, subject to the Lease, take possession of the Mortgaged Estate and to manage and operate the same; (ii) enforce the payment of all or any Rents without entering and taking possession of the Mortgaged Estate; (iii) bring or defend any suits in connection with the possession of the Mortgaged Estate, subject to the Lease,in its own name or Company's name; and (iv) make repairs as Mortgagee deems appropriate and performs such other acts in connection with the management and operation of the Mortgaged Estate as Mortgagee, in its discretion, may deem proper. Without limiting the foregoing, upon the occurrence of a default of any payment obligation under the Lease and Lease Guaranty, Company hereby further authorizes Mortgagee, at its option, to

(i) let or relet the Mortgaged Estate or any part thereof; (ii) cancel or modify the Lease; (iii) evict Tenant or any other tenant of any portion of the Mortgaged Estate, and apply the Rents after payment of all necessary charges and expenses, on account of the indebtedness and other sums secured hereby as Mortgagee may determine in its sole discretion, any statute, law, custom or use to the contrary notwithstanding. Such assignment and grant shall continue in effect until the Secured Obligations are paid, the execution of this Mortgage consisting and evidencing the irrevocable consent of Company to the entry upon and taking possession of the Mortgaged Estate by Mortgagee pursuant to such grant, whether or not foreclosure has been instituted.
Neither the exercise of any rights under this Section by Mortgagee nor the application of any Rents to the Secured Obligations and other sums secured hereby, shall cure or waive any Event of Default or notice of Event of Default hereunder or invalidate any act done pursuant hereto or to any such remedies.

         Company has also executed a separate Assignment of Leases and Rents of even date herewith which is hereby incorporated by this reference. In the event of any inconsistency between such Assignment of Leases and Rents and the provisions herein, Mortgagee may elect in its sole discretion to proceed under this Mortgage or the Assignment of Leases and Rents or both.

                                   ARTICLE IV

                               SECURITY AGREEMENT

         Section 4.01. Creation of Security Interest. With respect to each portion of the Mortgaged Estate which constitutes personal property, fixtures or other property governed by the Uniform Commercial Code of the state where the Mortgaged Estate is located ("UCC"), this Mortgage shall constitute a security agreement between Company, as the debtor and Mortgagee as the secured party, and, to further secure the payment and performance of the Secured Obligations, Company hereby grants to Mortgagee a security interest in each such portion of the Mortgaged Estate as to which the provisions of this Article IV shall apply. Cumulative of all other rights of Mortgagee hereunder, Mortgagee shall have all of the rights conferred upon secured parties by the UCC. Company will execute and deliver to Mortgagee all financing statements that may from time to time be required by Mortgagee to establish and maintain the validity and priority of the security interest of Mortgagee, or any modification thereof, and all costs and expenses of any searches required by Mortgagee shall be borne solely by Company. Upon an Event of Default, Mortgagee may exercise any or all of the remedies of a secured party available to it under the UCC with respect to such portion of the Mortgaged Estate, and if upon an Event of Default Mortgagee should proceed to dispose of such property in accordance with the provisions of the

UCC, 10 days' notice by Mortgagee to Company shall be deemed to be reasonable notice under any provision of the UCC requiring such notice; provided, however, that Mortgagee may at its option dispose of such property in accordance with Mortgagee's rights and remedies with respect to the real property pursuant to the provisions of this Mortgage, in lieu of proceeding under the UCC.

         Company shall give advance notice in writing to Mortgagee of any proposed change in Company's name, identity, or business form or structure and will execute and deliver to Mortgagee, prior to or concurrently with the occurrence of any such change, all additional financing statements that Mortgagee may require to establish and maintain the validity and priority of Mortgagee's security interest with respect to any of the Mortgaged Estate described or referred to herein.

         Some of the items of the Mortgaged Estate described herein are goods that are or are to become fixtures related to the Mortgaged Estate, and it is intended that as to those goods, to the extent company has an interest therein, this Mortgage shall be effective as a financing statement filed as a fixture filing from the date of its filing for record with the _____________ of the County of __________, _________. Information concerning the security interest created by this instrument may be obtained from Mortgagee, as secured party, at the address of Mortgagee stated in Section 6.05. The mailing address of Company, as debtor, is as stated in Section 6.05.

         Company hereby irrevocably appoints Mortgagee, and its successors and assigns so long as the Secured Obligations remain outstanding, as Company's attorney-in-fact, deemed coupled with an interest and irrevocable, with full power and authority to execute, file and record any and all documents necessary to evidence, perfect and continue the lien and security interest of this Mortgage as a security agreement.

         Section 4.02. Warranties, Representations and Covenants of Company. Company hereby warrants, represents and covenants, with respect to the Mortgaged Estate, as follows:

                 (a) except for the lien and security interest granted hereby and except as provided in Sections 1.08 and 1.17, Company is, and as to any of the Mortgaged Estate to be acquired after the date hereof will be, the sole owner of the Mortgaged Estate, free from any adverse lien, security interest, encumbrance or adverse claims thereon of any kind whatsoever except for Permitted Encumbrances. Company will notify Mortgagee of, and will defend the Mortgaged Estate against, all prohibited claims and demands of all persons at any time claiming the same or any interest therein;

                 (b) Except as provided in the Lease and Section 6.09 of this Mortgage, Company will not lease, sell, convey or in any manner, transfer any item or portion of the Mortgaged Estate

(except an immaterial part of the Personal Property, transferred in the ordinary course of business and concurrently replaced by Personal Property of a similar nature and having at least the same value as the Personal Property replaced) without the prior written consent of Mortgagee;

                 (c) the portion of the Mortgaged Estate to which this Article IV applies is not used or bought for personal, family or household purposes; and

                 (d) the portion of the Mortgaged Estate to which this Article IV applies will be kept on or at the Property and Company will not remove such portion of the Mortgaged Estate from the Property without the prior written consent of Mortgagee, except such portions or items of Mortgaged Estate which are consumed or worn out in ordinary usage, or pursuant to clause (b) above.

                                   ARTICLE V

                               EVENTS OF DEFAULT
                           AND REMEDIES UPON DEFAULT

         Section 5.01. Events of Default. The term "Event of Default," as used in this Mortgage, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following events:

                 (i) the occurrence of an Event of Default under the Loan Agreement; or

                 (ii) a failure of the Company to timely and properly observe, keep or perform any term, covenant, condition, agreement or obligation required to be observed, kept or performed herein (other than any such failure which constitutes an Event of Default under clause (i) of this Section 5.01), which failure has not been cured within thirty days after notice to the Company of such failure.

         Section 5.02. Acceleration Upon Event of Default; Additional Remedies. Upon the occurrence of an Event of Default, Mortgagee may declare all Secured Obligations to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest or notice of any kind except as otherwise provided herein or in the other Loan Documents, and Company hereby waives notice of intent to accelerate the Secured Obligations. Thereafter, Mortgagee may:

                 (i) Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and without regard to the adequacy of its security, enter upon and take possession of the Mortgaged Estate or any part thereof, do all acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Mortgaged

Estate, or any or all parts thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Mortgaged Estate, take any action described in Article II, III or IV, sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection including reasonable attorneys' fees and disbursements, upon any Secured Obligations in accordance with the terms of the Loan Documents. The taking possession of the Mortgaged Estate, the taking of any action described in
Article II, III or IV, the collection of such Rents and the application thereof as aforesaid, shall not cure or waive any default hereunder or notice of default or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Mortgaged Estate or the collection, receipt and application of Rents, Mortgagee shall be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence of any Event of Default, including the right to foreclose this Mortgage. Company acknowledges that it has been advised that Mortgagee considers that the value of the security granted hereby is inextricably intertwined with the effectiveness of the management, maintenance and general operation of the Mortgaged Estate and that Mortgagee would not make the loan secured hereby unless it could be assured that it would have the right upon the occurrence of an Event of Default to take possession of the Mortgaged Estate and manage or control management thereof and enjoy the Rents therefrom and hereby consents to the appointment of a receiver for the Mortgaged Estate upon the occurrence of an Event of Default. The rights hereby conferred upon Mortgagee have been agreed upon prior to the occurrence of an Event of Default, and the exercise by Mortgagee of these rights shall not be deemed to put Mortgagee in the status of a "mortgagee in possession."
Mortgagee acknowledges that this provision is material to this transaction and that Mortgagee would not make the loan secured hereby but for this Section 5.02(i);

                 (ii) Commence an action to foreclose this Mortgage, appoint a receiver, specifically enforce any of the covenants hereof;

                 (iii) Exercise any or all of the remedies available to a secured party under the UCC, including but not limited to:

                          1.  Either personally or by means of a court
appointed receiver, commissioner or other officer, take possession of all or any of the Personal Property and exclude therefrom Company and all others claiming under Company, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Company in respect of the Personal Property or any part thereof. In the event Mortgagee demands or attempts to take possession of the Personal Property in the exercise of any rights under any of the Loan Documents, Company shall promptly turn over and deliver complete possession thereof to Mortgagee;

                          2.  Without notice to or demand upon Company, make
such payments and do such acts as Mortgagee may deem necessary to protect its security interest in the Personal Property, including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder and, in exercising any such powers or authority, to pay all expenses incurred in connection therewith;

                          3.  Require Company to assemble the Personal Property
or any portion thereof, at a place designated by Mortgagee and reasonably convenient to both parties, and promptly to deliver the Personal Property to Mortgagee, or an agent or representative designated by it. Mortgagee, and its agents and representatives, shall have the right to enter upon any or all of Company's premises and property to exercise Mortgagee's rights hereunder;

                          4.  Sell, lease or otherwise dispose of the Personal
Property at public sale, with or without having the Personal Property at the place of sale, and upon such terms and in such manner as Mortgagee may determine. Mortgagee may be a purchaser at any such sale; and

                          5.  Unless the Personal Property is perishable or
threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee shall give Company at least 10 days' prior written notice of the time and place of any public sale of the Personal Property or other intended disposition thereof. Such notice may be mailed to Company at the address set forth in Section 6.05 and shall be deemed to be given in accordance with the terms of such Section.

         Section 5.03.  Foreclosure.

                 (a) If an Event of Default shall have occurred, Mortgagee may commence foreclosure proceedings against the Mortgaged Estate, as an entirety (including each of the Personal Property, the Improvements and the Intangibles) or otherwise as Mortgagee may determine, through judicial proceedings, in accordance with the laws of the state where the Mortgaged Estate is located, in a single parcel or in several parcels at the option of Mortgagee. Any person, including, without limitation, Company or Mortgagee, may purchase at such foreclosure sale.

                 (b) As may be permitted by law, Mortgagee shall apply the proceeds of sale (i) first, to payment of all costs, fees and expenses, including reasonable attorneys' fees and expenses, incurred by Mortgagee in foreclosing this Mortgage, (ii) second, to the payment of the whole amount then due, owing and unpaid upon the Note[s] [pari passu] for interest (including any interest on overdue principal) due on the date such funds are received,

Make-Whole Premium, if any, and principal; and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid, then with application on the Note[s] to be made [pari passu] first, to the unpaid interest thereon, second, to the unpaid principal thereof, and third, to Make-Whole Premium, if any; (iii) third, to the payment of all other sums then due, owing and unpaid by the Company hereunder; and (iv) fourth, to the payment of the surplus, if any, to or upon the order of Company, its successors and assigns.

                 (c) Mortgagee may in the manner provided by law postpone sale of all or any portion of the Mortgaged Estate.

         Section 5.04. Appointment of Receiver. If an Event of Default shall have occurred, Mortgagee, as a matter of right and without notice to Company or anyone claiming under Company, and without regard to the then value of the Mortgaged Estate or the interest of Company therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Mortgaged Estate, and Company hereby irrevocably consents to such appointment ex-parte and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all powers and duties of Mortgagee in case of entry as provided in Section 5.02(i) and shall continue as such and exercise all such powers until the expiration of the redemption period unless such receivership is sooner terminated.

         Section 5.05. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of any Secured Obligations and to exercise all rights and powers under this Mortgage or under any other Loan Document or other agreement or any laws now or hereafter in force, notwithstanding that some or all of the Secured Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or other powers herein contained, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other Security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other Security now or hereafter held by Mortgagee in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee, or to which Mortgagee may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. Mortgagee may pursue inconsistent remedies.

         The acceptance by Mortgagee of any sum after the same is due shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums hereby secured or to declare a default as herein provided. The acceptance by Mortgagee of any sum in an amount less than the sum then due shall be deemed an acceptance on account only and upon condition that it shall not constitute a waiver of the obligation of Company to pay the entire sum then due, and failure of Company to pay such entire sum then due shall be and continue to be an Event of Default notwithstanding such acceptance of such amount on account, as aforesaid. Mortgagee shall be, at all times thereafter and until the entire sum then due shall have been paid, and notwithstanding the acceptance by Mortgagee thereafter of further sums, on account, or otherwise, entitled to exercise all rights in this Mortgage conferred upon it, and the right to proceed with a sale under any notice of default, or an election to sell, or the right to exercise any other rights or remedies hereunder, shall in no way be impaired, whether any of such amounts are received prior or subsequent to such proceeding, election or exercise. Consent by Mortgagee to any action or inaction of Company which is subject to consent or approval of Mortgagee hereunder shall not be deemed a waiver of the right to require such consent or approval to future or successive actions or inactions.

                                   ARTICLE VI

                                 MISCELLANEOUS

         Section 6.01. Governing Law. This Mortgage shall be governed by the laws of the State of _________ . In the event that any provision or clause of this Mortgage conflicts with applicable laws, such conflicts shall not affect other provisions of this Mortgage which can be given effect without the conflicting provision, and to this end the provisions of this Mortgage are declared to be severable. This Mortgage cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

         Section 6.02. Waiver of Rights. To the extent permitted by law, Company waives the benefit of all laws now existing or that hereafter may be enacted (i) providing for any appraisement before sale of any portion of the Mortgaged Estate, or (ii) in any way extending the time for the enforcement of the collection of the Secured Obligations or creating or extending a period of redemption from any sale made in collecting the Secured Obligations. To the full extent Company may do so, Company agrees that Company will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension, redemption or homestead exemption, and Company, for Company, Company's representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Estate, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, homestead exemption, notice of election to mature or declare due the whole of the Secured Obligations and marshalling in the event of foreclosure of the liens hereby created. If any law referred to in this Section and now in force, of which Company, Company's heirs, devisees, representatives, successors and assigns or other person might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section. Company expressly waives and relinquishes any and all rights, remedies and defenses that Company may have or be able to assert by reason of the laws of the state identified in
Section 6.01 pertaining to the rights, remedies and defenses of sureties.

         Section 6.03. Limitation of Liability. Except as otherwise expressly provided, all agreements between Company and Mortgagee, whether now existing or hereafter arising and whether written or oral, are expressly limited by the provisions of Section 11 of the Loan Agreement.

         Section 6.04. Statements by Company. Company, within 10 business days after receiving written notice, will furnish, or cause to be furnished, to Mortgagee (or any person designated by Mortgagee) a written statement stating the unpaid principal of and interest on the Note[s] and any other amounts secured by this Mortgage, stating that no offset or defense exists against such amounts (or if an offset or defense is alleged, so stating), that this Mortgage and the other Loan Documents to which Company is a party has not been amended or modified, that no default on the part of Mortgagee exists or, if so, stating the same and the date the Company made its last payment.
Company will submit (i) annual and quarterly income and expense statements on the Mortgaged Estate, certified as true, correct and complete by the general partner of the Company and (ii) upon request by Mortgagee, such other reports and statements which are prepared by Company and its representatives and agents in the ordinary course of business.

         Section 6.05. Notices. Unless otherwise required by law, whenever Mortgagee or Company shall desire to give or serve any notice, demand, request or other communication with respect to this Mortgage, each such notice, demand, request or other communication shall be in writing, and shall be addressed as follows:

         If to Company:
                          ---------------------------------------------------

                          ---------------------------------------------------

                          ---------------------------------------------------
                          Attention:
                                     ----------------------------------------

         with a copy to:
                          ---------------------------------------------------

                          ---------------------------------------------------

                          ---------------------------------------------------

         If to Mortgagee:
                           ---------------------------------------------------

                           ---------------------------------------------------

                           ---------------------------------------------------
                           Attention:
                                      ----------------------------------------



                       and to:


                           ---------------------------------------------------

                           ---------------------------------------------------

                           ---------------------------------------------------
                           Attention:
                                      ----------------------------------------

or to such other address as either party may designate in writing. All notices hereunder shall be effective: (a) three (3) days after deposit in the U.S. Mail, postage prepaid, registered or certified mail, return receipt requested,
(b) upon delivery, if delivered in person to the address set forth above; or
(c) upon delivery, if sent by overnight courier such as Federal Express; except that notices of change of address shall be effective ten (10) days after the effective date of all other notices hereunder.

         Section 6.06. Captions. The captions or headings at the beginning of each Section hereof are for the convenience of the parties and are not a part of this Mortgage.

         Section 6.07. Invalidity of Certain Provisions; Conflicting Provisions. If the lien of this Mortgage is invalid or unenforceable as to any part of the Secured Obligations, or if the lien is invalid or unenforceable as to any part of the Mortgaged Estate, the unsecured or partially secured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured portion of the Secured Obligations, and all payments made on the Secured Obligations, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Secured Obligations which is not secured or not fully secured by the lien of this Mortgage.

         Section 6.08. Subrogation. To the extent that proceeds of the loan evidenced by the Note[s] or advances under this Mortgage are used to pay any outstanding lien, charge or prior encumbrance against the Mortgaged Estate, such proceeds or advances shall be deemed to have been advanced by Mortgagee at Company's request, and Mortgagee shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released of record.

         Section 6.09. Transfer or Further Encumbrance of the Property. Company may not grant or suffer to exist any further encumbrance, lien or charge on the Mortgaged Estate (whether subordinate, prior to or on a parity with the lien of this Mortgage) or any encumbrance, lien or charge on Company's interest in the Mortgaged Estate or the Rents except as provided in Sections

1.08 and l.17 and except with the prior written consent of Mortgagee, which consent may be withheld in the sole and absolute discretion of Mortgagee. Any direct or indirect sale or other transfer of a ___% or more interest in Company or the General Partner of Company (or the admission of an additional or substitute general partner in the Company), whether any such sale or transfer shall occur as the result of any single transaction or event or any series of transactions or events, including by operation of law, shall be a transfer for purposes of this Section 6.09; provided, however, the General Partner or the then existing shareholders of the General Partner may acquire the interest of any shareholder of the General Partner or limited partner of Company who dies, becomes incompetent or becomes bankrupt or insolvent. In addition, any direct or indirect sale or other transfer, including by merger, reorganization or otherwise, of all or a substantial part of the assets of Company to another person or entity shall constitute a transfer for purposes of this Section 6.09. The prohibition hereof shall also be applicable to any direct or indirect sales or transfers of the assets of the General Partner of Company to the same extent as if such General Partner were the Company hereunder. Notwithstanding anything to the contrary herein or in the Loan Agreement or other Loan Documents, Company may transfer and convey the Mortgaged Estate, or any portion thereof, to any person or entity without causing the acceleration of the Secured Obligations, provided that no default hereunder has occurred and is continuing and provided further that all of the following conditions precedent shall have been satisfied (except that a transfer to Tenant or Kmart pursuant to the Option Agreement or Second Mortgage shall only require the satisfaction of the conditions set forth in subsection
(c) below):

                 (a) Company shall provide written notice to Mortgagee of any intended transfer not less than fifteen (15) days prior to the intended date of transfer and such notice shall identify the name and address of the intended transferee and the intended transfer date.

                 (b) Subject to (c) below, the transferee shall execute and deliver to Mortgagee the transferee's written acknowledgment (which shall be in form and substance acceptable to Mortgagee) that such transferee (i) takes the Mortgaged Estate subject to the lien (and subordinate to the lien, if applicable) and the terms and conditions of this Mortgage and the other Loan Documents, and (ii) assumes and agrees to comply with all terms, covenants and conditions set forth in the Loan Agreement and the other Loan Documents to which Company is a party, including, without limitation, the covenants set forth in Section 9 of the Loan Agreement.

                 (c) In the event the transferee is the Kmart Corporation, a Michigan corporation, or a subsidiary or other affiliate of the Kmart Corporation, and as a result of the intended transfer the Lease is terminated by operation of law or otherwise, such transfer shall be prohibited unless Kmart Corporation shall assume and agree to perform in accordance with their terms all of the obligations of Company under and pursuant to the Loan Agreement, the Note[s], this Mortgage and all other Loan Documents, such assumption to be in writing in form and substance acceptable to Mortgagee, eliminating the limitation of liability provided in Section 6.03 of this Mortgage, as well as any other such limitation of liability provided in Section 10 of the Note[s], Section 11 of the Loan Agreement or as provided in any other Loan Document and such assumption shall be with full recourse to Kmart Corporation, provided, however, Kmart's recourse obligations with respect to violations of Environmental Laws shall be limited to the scope of the indemnity provided by the Tenant under the Lease, and as to any other violations of Environmental Laws not within such scope, Kmart's liability for such other violations shall be limited to the recovery under the Environmental Transfer Liability Insurance which Tenant is obligated to obtain pursuant to the Consent and Agreement executed by and among Mortgagor, Tenant, Mortgagee, Kmart and Trustee named therein dated of even date herewith.

                 (d) Company shall execute and deliver to Mortgagee Company's written (i) reaffirmation of its obligation to pay and perform the Secured Obligations and all covenants and obligations of the Loan Documents, and (ii) acknowledgement that after the date of such transfer, Mortgagee shall continue to have the rights set forth herein to take such actions or make such advances as are necessary to protect the Mortgaged Estate or the lien of this Mortgage thereon and pursuant to Section 1.11 hereof and that such actions or advances shall be and become part of the Secured Obligations secured hereby and payable by Company on demand, such reaffirmation to be in form and substance satisfactory to Mortgagee;

                 (e) In the event Company becomes a landlord or a tenant of all or any portion of the Mortgaged Estate pursuant to a lease or a sublease other than the Lease, in addition to satisfaction of all conditions set forth in this Section 6.09, Company shall execute and deliver to Mortgagee Company's written agreement (such agreement to be in form and substance satisfactory to Mortgagee) to the effect that Company assigns (if Company is the landlord) or consents to the assignment of (if Company is the tenant) such lease or sublease together with the rents and other amounts payable pursuant thereto, to Mortgagee to secure the Secured Obligations and agrees to make Company's lease or sublease payments (or to cause any other lease payments) to the extent of amounts due and payable pursuant to the terms of the Loan Agreement, to be made directly to Mortgagee or its designee; and

                 (f) Company shall deliver to Mortgagee (i) any required consents of insurers under any insurance policies required by the Mortgage,
(ii) any requested information regarding the identity, financial condition and business of transferee, and (iii) evidence satisfactory to Mortgagee that transferee is a special purpose entity which (A) has no liabilities other than those liabilities arising pursuant to the terms of the Note[s], the Loan Agreement and the other Loan Documents or incurred in the ordinary course of owning and managing the Mortgaged Estate, (B) has no assets other than the Mortgaged Estate and (C) is prohibited by its organizational documents from incurring any other indebtedness other than any incurred in the ordinary course of owning and managing the Mortgaged Estate.

                 (g) Mortgagee shall have received such evidence as it may request, including, without limitation, an endorsement to

Lender's Title Policy (as defined in the Loan Agreement) and an opinion from Company's counsel as to legal matters not insured against in such Title Policy, that subsequent to the proposed transfer (i) the Loan will continue to be secured by a first mortgage lien pursuant to the terms of this Mortgage (ii) the transaction will not adversely affect the coverage under any required insurance policies required under this Mortgage, (iii) the Loan will fully amortize over the remaining term thereof, (iv) the interest rate on the Loan will not be reduced nor will the term of the Loan be increased, (v) the trust established pursuant to the Trust Agreement referred to in Section 6.12 will not solely as a result of such transfer cease to be treated as a grantor trust pursuant to the provisions of Section 671 et seq. of the Internal Revenue Code of 1986, as amended and (vi) the transfer will not adversely affect the collectibility of the Loan or the rating of the Certificates issued by the National Association of Insurance Commissioners.

                 (h) all required consents, if any, of Kmart and Tenant have been obtained.

                 (i) Company and transferee shall execute and deliver or cause to be executed and delivered to Mortgagee any and all other documents and instruments reasonably required by Mortgagee to effect any of the foregoing including, without limitation, opinions from appropriate legal counsel as to due authorization and execution.

                 (j) Construction of the Improvements shall have been completed in accordance with the terms of the Lease.

         Section 6.10. Further Subdivision of the Property. Company may not further subdivide the Property or record a revised plat of subdivision or revised site plan on the Property without the prior written consent of Mortgagee.

         Section 6.11   Intentionally omitted.

         Section 6.12. Assignment of Mortgagee's Interest. It is expressly agreed that any and all terms of this Mortgage, the other Loan Documents and all other agreements made or executed by Company or others in favor of Mortgagee, and all rights, powers, privileges, options and remedies conferred upon Mortgagee herein and therein, shall inure to and be for the benefit of Mortgagee and may be exercised by Mortgagee, its successors and assigns, and the word "Mortgagee" shall also mean and include the successor or successors and the assign or assigns of Mortgagee and its successors and assigns. Company hereby specifically grants unto Mortgagee the right and privilege, at Mortgagee's option, to sell, convey, transfer and absolutely assign to any third person all or any part of Mortgagee's rights to receive funds or payments hereunder. Company hereby expressly acknowledges and consents to the sale, conveyance, transfer and absolute assignment by Mortgagee of all of its right, title and interest in, under and to this

Mortgage, [the Note], the Loan Agreement and all of the other Loan Documents concurrent with the funding of the Loan contemplated by the Loan Agreement to United States Trust Company of New York, a New York banking corporation ("Trustee"), as Trustee under that certain [Collateral] Trust Agreement dated as of even date herewith between Mortgagee and Trustee. Trustee [shall hold this Mortgage, the Loan Agreement and all of the other Loan Documents in trust for the benefit of the holders of the Notes and] shall have the sole right to exercise all rights, privileges and remedies (either in its own name or in the name of the Mortgagee for the use and benefit of the Trustee) which by the terms of this Mortgage or by applicable law are permitted or provided to be exercised by the Mortgagee. On or before ninety (90) days after each fiscal year end of Company until the Secured Obligations are paid in full or fully performed and are fully discharged, commencing in 19__, Company shall certify to Mortgagee in a writing in form and content acceptable to Mortgagee, said acceptance not to be unreasonably withheld, that (i) no Event of Default has occurred and is continuing, and (ii) Mortgagee has complied in all material respects with the terms and conditions of this Mortgage, or, as to (i) and
(ii), if not the case, stating the same.

         Section 6.13. Time is of the Essence. Time is of the essence under this Mortgage and the other Loan Documents.

         Section 6.14.  Definition of Material Adverse Effect.

                 (a) A material adverse effect on the financial condition of Company, or on the condition, value or use of the Mortgaged Estate or on the ability of the Company to perform its obligations under the Loan Agreement, the Note[s], this Mortgage or any other Loan Document; or

                 (b) A material adverse effect individually or in the aggregate on the legality, validity or enforceability of Company's obligations under the Loan Agreement, the Note[s], this Mortgage or the other Loan Documents or a material impairment of the first priority liens or security interests granted under this Mortgage or any other of the Loan Documents.

         Section 6.15.  Release of Mortgage.

                 (a) This Mortgage is on the condition that Company is indebted to Mortgagee in the principal amount of ___________________________ Dollars ($__________), which together with accrued interest thereon, and the Make-Whole Premium described in the Loan Agreement, the pertinent part of which is attached hereto as Exhibit D may aggregate up to ___________________________ Dollars ($________), such sum evidenced by the Note[s] and the Loan Agreement, with interest at the rate or rates therein provided, principal, premium, if any, and interest being payable as therein provided, and all amounts remaining unpaid thereon being finally due and payable on ______ __, ____.

                 (b) This Mortgage is on the condition that if Company or any guarantor of the indebtedness secured hereby shall pay or cause to be paid (i) the principal, premium, if any, interest and all other sums payable under the Note[s] and the Loan Agreement, and (ii) all sums payable hereunder, then this Mortgage shall be null and void and of no further force and effect and shall be released by Mortgagee upon the written request and at the expense of Company. In the event any of the foregoing conditions are not met, this Mortgage shall remain in full force and effect. Notwithstanding the foregoing, all indemnities made by Company hereunder, including without limitation, the Hazardous Materials Indemnity, shall survive payment or satisfaction of the Secured Obligations.

         IN WITNESS WHEREOF, Company has caused this Mortgage to be duly executed on the day and year set forth in the acknowledgment attached hereto and effective as of the date first written above.


                                           ------------------------------------
                                           a _____________ limited partnership


                                           BY:
                                                -------------------------------
                                                   a ______________ corporation,
                                                   its sole General Partner



                                                   BY:
                                                      -------------------------
                                                      Its:
                                                           --------------------


Witnesses:


- ----------------------------------

- ----------------------------------

STATE OF _____________ )
                       )
County of ____________ )

         The foregoing instrument was acknowledged before me this _____ day of __________, 1993, by _____________________________, the ____________ of
______________________, a _________________ corporation, the General Partner of
___________________________, a __ ______ limited partnership, on behalf of the partnership.



                                           ----------------------------------
                                           Notary Public

My Commission Expires:

- ---------------------

                                   EXHIBIT A

                            DESCRIPTION OF PROPERTY

                                   EXHIBIT B

                             PERMITTED ENCUMBRANCES

                                   EXHIBIT C

                                    NOTE[S]

                                   EXHIBIT D

                                 LOAN AGREEMENT

                                   EXHIBIT E

                    HAZARDOUS MATERIALS INDEMNITY AGREEMENT